Financial Data

AT&T Inc.
Supplemental Operating Results for the Three Months Ended
Dollars in millions
Unaudited

AT&T Mobility	3/31/2013	6/30/2013	9/30/2013	12/31/2013	3/31/2014	6/30/2014	9/30/2014	12/31/2014	3/31/2015	6/30/2015
Operating Revenues
Service	$15,063	$15,369	$15,460	$15,660	$15,387	$15,148	$15,423	$15,074	$14,812	$15,115
Equipment	1,628	1,922	2,020	2,777	2,479	2,782	2,914	4,785	3,374	3,189
Total Operating Revenues	16,691	17,291	17,480	18,437	17,866	17,930	18,337	19,859	18,186	18,304

Operating Expenses
Operations and Support Expenses	10,181	10,769	10,981	12,577	10,865	11,473	11,683	14,327	11,472	10,973
Depreciation and amortization	1,756	1,781	1,828	1,884	1,903	1,973	1,909	1,959	2,005	2,031
Total Operating Expenses	11,937	12,550	12,809	14,461	12,768	13,446	13,592	16,286	13,477	13,004
Operating Income	$4,754	$4,741	$4,671	$3,976	$5,098	$4,484	$4,745	$3,573	$4,709	$5,300

Operating Income Margin	28.5%	27.4%	26.7%	21.6%	28.5%	25.0%	25.9%	18.0%	25.9%	29.0%